OPKO Health to Report Fourth Quarter 2019 Financial Results on February 26, 2020

MIAMI (February 20, 2020) – OPKO Health, Inc. (NASDAQ: OPK) plans to report operating and financial results for the three months ended December 31, 2019, as well as provide guidance on expected revenues and operating expenses for the first quarter and full year 2020, after the close of the U.S. financial markets on Wednesday, February 26, 2020.

OPKO’s senior management will provide a business update and discuss its financial results in a live conference call and audio webcast beginning at 4:30 p.m. Eastern time on Wednesday, February 26, 2020.

CONFERENCE CALL & WEBCAST INFORMATION

OPKO’s senior management will provide a business update and discuss results in greater detail in a conference call and live audio webcast at 4:30 p.m. Eastern time on Wednesday, February 26, 2020. The conference call dial-in and webcast information is as follows:

DOMESTIC DIAL-IN:        877-783-8475
INTERNATIONAL DIAL-IN:    614-999-1827
PASSCODE:            9678678
WEBCAST:            OPKO 4Q19 Results Conference Call

For those unable to participate in the live conference call or webcast, a replay will be available beginning approximately two hours after the close of the conference call. To access the replay, dial 855-859-2056 or 404-537-3406. The replay passcode is 9678678. The replay can be accessed for a period of time on OPKO’s website at OPKO 4Q19 Results Conference Call.

About OPKO Health

OPKO Health is a diversified healthcare company. In diagnostics, its BioReference Laboratories is one of the nation's largest full-service clinical laboratories; GeneDx is a rapidly growing genetic testing business; the 4Kscore® test is used to assess a patient’s individual risk for aggressive prostate cancer following an elevated PSA and to help decide about next steps such as prostate biopsy; Claros® 1 is a point-of-care diagnostics platform with a total PSA test approved by the FDA. In our pharmaceutical pipeline, RAYALDEE is our first pharmaceutical product to be marketed. OPK88003, a once-weekly oxyntomodulin for type 2 diabetes and obesity - reported positive data from a Phase 2 clinical trial. It’s among a new class of GLP-1/glucagon receptor dual agonists. OPK88004, a SARM (selective androgen receptor modulator) is currently being studied for various potential indications. The Company’s most advanced product utilizing its CTP technology, a once-weekly human growth hormone for injection, successfully met its primary endpoint and key secondary endpoints in a Phase 3 study and is partnered with Pfizer. OPKO also has research, development, production and distribution facilities abroad.

Contacts:

LHA Investor Relations
Yvonne Briggs, 310-691-7100
ybriggs@lhai.com
or
Bruce Voss, 310-691-7100
bvoss@lhai.com

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